UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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COMMVAULT®

COMMVAULT | Be ready

Leading the Cloud Era with Intelligent Data Services



Safe Harbor and Non-GAAP Financial Measures

Additional Information

Commvault has filed a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with its solicitation of proxies for its 2022 Annual Meeting of Stockholders (the "2022 Annual Meeting"). COMMVAULT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Commvault with the SEC without charge from the SEC's website at www.sec.gov.

Certain Information Regarding Participants

Commvault, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Commvault's stockholders in connection with the matters to be considered at the 2022 Annual Meeting. Additional Information can be found in the proxy statement and other materials to be filed with the SEC. These documents may be obtained free of charge through the SEC's website at www.sec.gov.

Safe Harbor Statement

This document may include forward-looking statements, including statements regarding financial projections and future performance. All statements that relate to our beliefs, plans, and expectations regarding the future, including the current macro economic environment, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, the development and timing of any product release as well as features or functionality remain at our sole discretion. Actual results may differ materially due to certain risks and uncertainties. For a discussion of the risks and uncertainties affecting our business, please see the risk factors contained in our SEC filings and in the cautionary statement contained in our press release. The company undertakes no responsibility to update the information in this event.

This document may also include references to non-GAAP financial measures. A reconciliation between the non-GAAP and GAAP measures can be found in the appendix to this presentation.

COMMVAULT

Leading the Cloud Era with Intelligent Data Services

1998 - 2010

Backup & Recovery

Patented no-limits architecture for data protection

2010 - 2019

Data Management Intelligence

AI/ML intelligence and scale to enable use case and workload expansion

Now & Forward

Unified Data Management Platform

Intelligent Data Services (Data Protection, Security, GRC)

Multi-Cloud, On-Prem and Edge

SaaS, cloud and legacy application workloads

The Power of AND: Delivered as software and SaaS

26 years
as a pioneer in data management

10 consecutive years
as Gartner Magic Quadrant leader

>1,100
issued patents

100,000+
organizations rely on Commvault

>2.5 exabyte
moved to the cloud

Performing While Transforming

Led by a highly qualified team with the experience, perspective and skills to **ACCELERATE OUR CLOUD & SAAS JOURNEY**



Sanjay Mirchandani
President & CEO

Experience: CEO of Puppet, Inc; SVP and GM of APJ at VMWare



Gary Merrill
Chief Financial Officer

Experience: 16 years at Commvault; previously Arthur Andersen



Isabelle Guis
Chief Marketing Officer

Experience: VP at Salesforce; Chief Strategy and Marketing Officer at Egnyte; VP at EMC



Martha Delehanty
Chief People Officer

Experience: SVP Human Resources at Verizon



Riccardo Di Blasio
Chief Revenue Officer

Experience: CEO of Globetouch; led sales for DXC Technology, Cohesity, VMWare and EMC



Tom Broderick
Chief of Strategy

Experience: SVP and Chief of Staff at Puppet, Inc; led Global Operations at EMC



Danielle Sheer
Chief Legal and Compliance Officer

Experience: GC at Carbonite; GC at Bottomline Technologies



Rajiv Kottomtharayil
Chief Product Officer

Experience: 24 years at Commvault

COMMVAULT

Our Return to Growth: FY'20-FY'22 ($ in M's)

ANNUAL RECURRING REVENUE (ARR)



$452
$518
$583
+14% CAGR
FY20
FY21
FY22

SOFTWARE & PRODUCTS REVENUE[1]



$275
$327
$356
+14% CAGR
41%
59%
69%
Subscription
Perpetual
FY20
FY21
FY22

TOTAL REVENUE MIX



$671
$723
$770
+7% CAGR
71%
77%
81%
Recurring
Non-Recurring
FY20
FY21
FY22

NON-GAAP EBIT MARGIN



$87
$137
$162
+36% CAGR
13%
19%
21%
EBIT %
FY20
FY21
FY22

NON-GAAP EARNINGS PER SHARE



$1.45
$2.11
$2.51
+32% CAGR
FY20
FY21
FY22

RULE OF 40 PROGRESSION[2]



9
28
29
FY20
FY21
FY22

COMMVAULT

1 Does not include SaaS Revenue
2 Defined as Total Revenue Growth + Non-GAAP EBITDA margin

Capital Allocation Aligned to Shareholder Value Creation

PRIORITIZING SHARE REPURCHASES


$77
$95
$305
FY20
FY21
FY22


75%+

We intend to commit
~75% of free cash flow to
SHARE REPURCHASES

WHILE INVESTING IN INNOVATION


Worldwide Patents
1,200
1,000
800
600
400
200
0
1,100+
FY20
FY21
FY22

Compensation Supports Strategy and Aligns With Shareholders' Interests

FY 2022 NEO Compensation Program summary

Component	Format	Adjustments
Base Salary (Cash, 6% CEO / 21% other NEOs)	Fixed Payments	CEO: Housing and relocation allowances were incorporated into his base salary rather than being paid separately
Annual Incentive (Cash, 6% CEO / 21% other NEOs)	60% Revenue Achievement 40% Non-GAAP EBIT Achievement	Returned to annual performance period for incentive plan
Long-Term Incentive (Equity, 88% CEO / 58% other NEOs)	50%: time-based RSUs 25%: PSUs based on Financial Performance 25%: PSUs based on Relative TSR	Adding back financial PSUs

Pay program motivates value creation

- Pay mix emphasizes pay-for-performance link
- Revenue metric reinforces focus on top-line growth
- Non-GAAP EBIT metric promotes profitability
- Relative TSR aligns long-term executive payouts with shareholder outcomes

COVID-19-driven adjustments returned to "normal"

- Transitioning from quarterly performance periods back to an annual performance period for our annual incentive plan
- Adjusting back to the typical shorter and steeper revenue and non-GAAP EBIT payout curves for the annual incentive plan;
- Adding financial PSUs back to the long-term incentive mix

Program outcomes reflect company performance

- Annual incentives paid 1% above target for CEO/CFO
- Annual incentive paid 28% above target for CRO - Commvault significantly exceeded revenue target for third quarter, and outperformed target (but to a lesser extent) in the first and fourth quarters. CRO is on a quarterly incentive vs. annual.
- Financial PSUs paid at 150% of target
- Long-term relative TSR tranches paid near target

Diversity & Tenure Among Directors

With Relevant Cloud and SaaS Experience



Nicholas Adamo
Chairman
Director since 2018
Nominee for election

Experience: Former SVP Americas at Cisco Systems; SVP Global Service Providers at Cisco; various leadership roles at IBM



Sanjay Mirchandani
President and CEO
Director since 2019
Nominee for election

Experience: Former CEO of Puppet Inc.; SVP and GM of APJ at VMWare; CIO of EMC



Martha Bejar
Nom Gov Com Chair
Director since 2018
Nominee for election

Experience: Former CEO of several telecom and technology companies including: Unium, Flow Mobile, Wipro Infocrossing;



YY Lee
Director since 2018
Nominee for election

Experience: SVP and Chief Strategy Officer at Anaplan, Former CEO and COO of FirstRain; GM Cadence Design Systems; Founder Aqueduct Software



Keith Geeslin
Comp Com Chair
Director since 1996
Nominee for election

Experience: Partner at Francisco Partners; previously at Sprout Group, a VC arm of Credit Suisse



David Walker
Audit Com Chair
Director since 2006
Nominee for election

Experience: Former partner at Arthur Andersen LLP; former Director at the University of South Florida St. Petersburg



Allison Pickens
Director since 2020

Experience: Former COO of Gainsight; prior experience at Bain Capital Private Equity and Boston Consulting Group



Arlen Shenkman
Operating Com Chair
Director since 2020

Experience: Former EVP and CFO of Citrix Systems. Previously served as CFO of SAP North America



Todd Bradley
Director since 2020

Experience: Operating Partner at One Equity partners; Former Chairman and CEO of Mozido; President of Tibco Software; various leadership roles at HP



Charles Moran
Director since 2018

Experience: Founder and former CEO, Chair of Skillsoft; former CEO of NETg; former CFO and COO of Softdesk

FEMALE DIRECTORS


30%
3
Women

DIRECTOR TENURE


4
3-6 years
4
Less than 3 years
Average
6.7
years
2
More than 6 years

ETHNIC DIVERSTIY


30%
3
Asian, Hispanic, or Latinx

DIRECTOR AGE


1
Younger than 50
4
60 or older
Average
57.7
years
5
50-59

COMMVAULT

An Engaged Board Open to Feedback and Responsive to Shareholders

Ongoing commitment to shareholder engagement

- Directors and management participate
- August 2021 outreach to top 50 shareholders represented 78% of our outstanding shares

Board refreshment

- 8 of 10 Directors have joined since 2018
- The average tenure of our Board now sits at 6.7 years versus ~10 years in 2018 and ~15 years in 2017
- 30% of directors diverse across race, gender and sexual orientation

Provisions implemented based on shareholder feedback

- Reduced Board from 11 seats down to 10 seats
- Corporate Social Responsibility and Sustainability received Board-level oversight in 2021
- Committee and Board Chairs rotate every five and ten years respectively
- Board will be fully declassified at 2023 Annual Meeting
- Clawback policy implemented in 2021
- Independent Board leadership, Chairman and CEO roles split, and Chairman and majority of Board is independent
- Proxy Access implemented in 2019, including the ability to nominate director candidates

COMMVAULT

Environmental and Social Responsibility Matters

882,000 kilowatt hours in 2021

882,000 kWh avoided in 2021, which is a **200,000 kWh increase** from 2020. This is equivalent to **planting 10,335 tree seedlings** grown for 10 years.

We routinely use free cooling (cold water) for our datacenters and intermediate distribution frame (IDF) closets as an energy-efficient alternative to traditional mechanical cooling.

Employee Wellness

We provide our employees with a variety of health and wellness-related resources to ensure their "best self."

Philanthropic Donations

We reinvest in our communities, donating to a variety of charitable causes around the world.

STEM Education

We partner with local schools and universities to support mentorship, internships and fund scholarships.

LEED Certified Headquarters in Tinton Falls, NJ.

Inclusion and Diversity at Commvault

ENGAGING OUR TEAM

WE TRAINED
"Respect at Work". We provided managers Inclusive Hiring and Inclusive Leadership training.

Courageous Conversations
Courage is speaking

WE HAD COURAGEOUS CONVERSATIONS
Xenophobia | Domestic Violence Awareness
Going Beyond the Binary

EXPANDED EMPLOYEE ENGAGEMENT
Launched three new groups: CapAbilities, Environmental, and Family Support Network. 30% of Vaulters involved in Employee Groups.

PROGRESS YoY

PERCENTAGE OF FEMALE population has increased in key leadership areas.

- 21% → **24%** Senior Leader & Above
- 26% → **31%** Manager
- 30% → **33%** New Hire

Shows YoY increase

BIPOC (Black, Indigenous, People of Color) representation in the US remains at 37% and we continue our focus on adding under-represented groups to our team.

37% | 63%

FUTURE FORWARD

EXPAND EMPLOYEE ENGAGEMENT through increased involvement in our seven Employee Groups.

Continue to focus on **GLOBAL WOMEN (IN TECH)** through Breakthrough tech partnership.

INCREASE BIPOC REPRESENTATION at Commvault through continued partnerships with HBCUs (Historically Black Colleges and Universities).

Represents US Employee Race and Ethnicity (45% of employee population).

It's Our Time to be Human – Remote AND Hybrid

EMPLOYEE INVESTMENT

TOOLS, TECHNOLOGY AND WORKSPACES that inspire collaboration and innovation.

HOLISTIC WELLNESS approach to continue health and safety and employee **PHYSICAL AND MENTAL HEALTH RESOURCES**, expanded flexibility.

INCREASED DIVERSITY in internship program with broader talent pool with program being remote.

Best Places to Work Awards in New Jersey and India

FLEX/HYBRID WORK MODES



30%
Remote workforce
(PRE-COVID)
95%
Remote/ Hybrid

EMPLOYEE ENGAGEMENT



67%
eNPS
76%
81%
eNPS
2020
2021
2022

OUR VALUES PROPEL US FORWARD



We Connect
We Inspire
We Care
We Deliver

COMMVAULT

Thank You

Appendix

Reconciliation of GAAP to Non-GAAP Financials

	Three Months Ended March 31,		Year Ended March 31,	
	2022	2021	2022	2021
Non-GAAP financial measures and reconciliation:				
GAAP income (loss) from operations	$ 11,445	$ 10,338	$ 41,566	$ (22,263)
Noncash stock-based compensation (1)	27,033	22,372	103,454	82,086
FICA and payroll tax expense related to stock-based compensation (2)	991	952	3,261	2,196
Restructuring (3)	4,110	3,762	6,192	23,471
Hedvig deferred payments (4)	1,405	1,406	5,622	5,624
Amortization of intangible assets (5)	208	—	208	5,650
Impairment of intangible assets (6)	—	—	—	40,700
Acquisition costs (7)	1,379	—	1,379	—
Non-GAAP income from operations	**$ 46,571**	**$ 38,830**	**$ 161,682**	**$ 137,464**
GAAP net income (loss)	$ 7,988	$ 6,261	$ 33,624	$ (30,954)
Noncash stock-based compensation (1)	27,033	22,372	103,454	82,086
FICA and payroll tax expense related to stock-based compensation (2)	991	952	3,261	2,196
Restructuring (3)	4,110	3,762	6,192	23,471
Hedvig deferred payments (4)	1,405	1,406	5,622	5,624
Amortization of intangible assets (5)	208	—	208	5,650
Impairment of intangible assets (6)	—	—	—	40,700
Acquisition costs (7)	1,379	—	1,379	—
Gain on sale of equity method investment (8)	—	—	(1,000)	—
Non-GAAP provision for income taxes adjustment (9)	(8,559)	(6,210)	(34,090)	(27,674)
Non-GAAP net income	**$ 34,555**	**$ 28,543**	**$ 118,650**	**$ 101,099**
Diluted weighted average shares outstanding	45,840	48,670	47,220	47,803
Non-GAAP diluted earnings per share	**$ 0.75**	**$ 0.59**	**$ 2.51**	**$ 2.11**

COMMVAULT

Reconciliation of GAAP to Non-GAAP Financials (continued)

(1) Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended March 31,		Year Ended March 31,	
	2022	2021	2022	2021
Cost of services revenue	1,107	966	4,474	3,317
Sales and marketing	10,076	9,671	37,431	35,577
Research and development	9,148	7,101	33,870	24,823
General and administrative	6,702	4,634	27,679	18,369
Stock-based compensation expense	27,033	22,372	103,454	82,086

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in footnote three.

(2) Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3) In recent fiscal years, Commvault initiated restructuring plans to increase efficiency in its sales, marketing and distribution functions as well as reduce costs across all functional areas. These restructuring charges relate primarily to severance and related costs associated with headcount reductions, as well as the closure of offices. During the fourth quarter of fiscal 2022, Commvault initiated a restructuring plan to combine the management of its EMEA and APJ field operations. Restructuring includes stock-based compensation related to modifications of awards granted to former employees. Management believes, when used as a supplement to GAAP results, that the exclusion of these charges will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(4) In connection with the acquisition of Hedvig Inc., certain Hedvig shareholders will receive cash payments for the 30 months following the date of acquisition, subject to their continued employment with Commvault. While these payments are proportionate to these shareholders' ownership of Hedvig, under GAAP they are accounted for as compensation expense within Research and development expenses over the course of the 30 month service period. Management believes, when used as a supplement to GAAP results, that the exclusion of these non-routine expenses will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(5) Represents noncash amortization of intangible assets.

(6) In the second quarter of fiscal 2021, Commvault recorded an impairment of its acquired intangible assets. These noncash charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

(7) During the fourth quarter of fiscal 2022, Commvault incurred costs related to the acquisition of TrapX. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

(8) Represents the gain on the sale of Commvault's equity investment in Laitek, Inc.

(9) The provision for income taxes is adjusted to reflect Commvault's estimated non-GAAP effective tax rate of 27%.